Exhibit 99.2

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Third Quarter		First Nine Months
	2022	2021	2022	2021
	(in millions, except per share amounts)

Railway operating revenues
Merchandise	$1,930	$1,710	$5,455	$4,998
Intermodal	942	812	2,768	2,332
Coal	471	330	1,285	960
Total railway operating revenues	3,343	2,852	9,508	8,290

Railway operating expenses
Compensation and benefits	735	609	1,968	1,844
Purchased services and rents	484	432	1,402	1,254
Fuel	383	208	1,092	573
Depreciation	306	297	912	883
Materials and other	163	170	506	418
Total railway operating expenses	2,071	1,716	5,880	4,972

Income from railway operations	1,272	1,136	3,628	3,318

Other income (expense) – net	(2)	14	(21)	56
Interest expense on debt	177	164	515	481

Income before income taxes	1,093	986	3,092	2,893

Income tax expense (benefit)
Current	223	182	589	490
Deferred	(88)	51	23	158
Total income tax expense (benefit)	135	233	612	648

Net income	$958	$753	$2,480	$2,245

Earnings per share – diluted	$4.10	$3.06	$10.45	$8.99

Weighted average shares outstanding – diluted	234.0	246.4	237.2	249.7

See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2022	2021
	($ in millions)
Assets
Current assets:
Cash and cash equivalents	$1,214	$839
Accounts receivable – net	1,151	976
Materials and supplies	276	218
Other current assets	74	134
Total current assets	2,715	2,167

Investments	3,686	3,707
Properties less accumulated depreciation of $12,445 and $12,031, respectively	31,838	31,653
Other assets	1,067	966

Total assets	$39,306	$38,493

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,486	$1,351
Income and other taxes	299	305
Other current liabilities	408	312
Current maturities of long-term debt	605	553
Total current liabilities	2,798	2,521

Long-term debt	14,463	13,287
Other liabilities	1,828	1,879
Deferred income taxes	7,193	7,165

Total liabilities	26,282	24,852

Stockholders’ equity:
Common stock $1.00 per share par value, 1,350,000,000 shares authorized; outstanding 231,514,213 and 240,162,790 shares, respectively, net of treasury shares	233	242
Additional paid-in capital	2,181	2,215
Accumulated other comprehensive loss	(377)	(402)
Retained income	10,987	11,586

Total stockholders’ equity	13,024	13,641

Total liabilities and stockholders’ equity	$39,306	$38,493

See accompanying notes to consolidated financial statements.

Norfolk Southern Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	First Nine Months
	2022	2021
	($ in millions)
Cash flows from operating activities
Net income	$2,480	$2,245
Reconciliation of net income to net cash provided by operating activities:
Depreciation	912	883
Deferred income taxes	23	158
Gains and losses on properties	(54)	(80)
Changes in assets and liabilities affecting operations:
Accounts receivable	(174)	(102)
Materials and supplies	(58)	(14)
Other current assets	57	57
Current liabilities other than debt	273	294
Other – net	(35)	(128)
Net cash provided by operating activities	3,424	3,313

Cash flows from investing activities
Property additions	(1,282)	(1,025)
Property sales and other transactions	193	135
Investment purchases	(8)	(5)
Investment sales and other transactions	37	48
Net cash used in investing activities	(1,060)	(847)

Cash flows from financing activities
Dividends	(881)	(764)
Common stock transactions	(5)	8
Purchase and retirement of common stock	(2,284)	(2,460)
Proceeds from borrowings	1,732	1,676
Debt repayments	(551)	(576)
Net cash used in financing activities	(1,989)	(2,116)

Net increase in cash and cash equivalents	375	350

Cash and cash equivalents
At beginning of year	839	1,115
At end of period	$1,214	$1,465

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest (net of amounts capitalized)	$425	$391
Income taxes (net of refunds)	578	468

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Stock Repurchase Program

We repurchased and retired 9.2 million and 9.4 million shares of common stock under our stock repurchase program at a cost of $2.3 billion and $2.5 billion during the first nine months of 2022 and 2021, respectively.